Exhibit 10.8

Office: Fax:
LICENSE NO.: FEDERAL ID NO.:

MARK HANCOCK DEVELOPMENT CORPORATION
TRADE CONTRACT AGREEMENT

THIS AGREEMENT is effective as of this 29th day of November, 2007 and is hereby made and entered into by and between Mark Hancock Development Corporation, an Arizona corporation (hereinafter "Contractor"), and Flynn's Floor Covering, an Arizona Inc (hereinafter "Trade Contractor").
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SECTION I:     DEFINITIONS

CONTRACTOR:	Mark Hancock Development Corporation 6607 N. Scottsdale Road, Suite HI00 Scottsdale, Arizona 85250-4421 Office: (480) 3674300 Fax: (480) 367-4350
TWE CONTRACTOR:	Name: Flynn's Floor Covering, Inc. A ddress: 4738 East Ingram City, State, Zip: Mesa AZ 85205
ECTION 2: SCOPE OF TRADE CONTRACTOR'S WORK

2.1    This Agreement pertains exclusively to Lots 63,64,65,67,68,70,71,72,73,74,75,76,78,79,80,81,82,83,84,85,86,91,95,96,97 98,99,100,101,102,104,105,106,108,111,112,113114115,116,117,118,120121,122,124,125,126127,and 128
of Parcel 15116 of Cortile of Palm Valley, otherwise known as Harmony Subdivision, located in the City of Goodyear, State of Arizona.

2.2    Trade Contractor, as an Independent Contractor, shall furnish, at its own cost and expense, all supervision, labor, equipment, power, supplies, materials, machinery, tools, cartage, insurance, services and other facilities of every kind and description (hereinafter "Labor and Materials") required for the prompt and efficient execution of the Trade Contractor's work as specifically set forth and identified on Addendum "A-1" attached hereto and incorporated herein by reference (hereinafter "Work").

2.3    Trade Contractor shall perform all Work in strict compliance with the terms of this Agreement, the addenda, all exhibits and attachments hereto. all plans. draai11:s. specifications and schedules applicable hereto any modifications hereto provided to Trade Conti-actor by Contractor and Trade Contactor's proposal (hereinafter col1ectively "Contract document::). All Contract Documents are by reference incorporated herein and made part of this Agreement.

2.4    Trade Contractor shall perform all Work in strict compliance with all applicable laws, statutes, ordinances, rules and regulations, whether Federal, State or local, building codes, workmanship standards, manufacturer's requirements and OSHA regulations. Trade Contractor is solely responsible to insure that its Work is performed in strict compliance with the foregoing. Trade Contractor shall indemnify, defend and hold Contractor harmless from any and all damages, costs, expenses or fees incurred as a result of Trade Contractor's failure to comply herewith.

2.5    Trade Contractor shall, at its own cost and expense, obtain all necessary licenses and insurance of every kind which may be required by any governmental authority and shall pay all taxes (excluding sales tax), licenses and fees of every kind that may be imposed by any governmental authority on the Labor and Materials furnished by Trade Contractor pursuant to this Agreement.

2.6    Trade Contractor shall not use, install, implement or incorporate an Exterior Insulation andFinis11 System (EIFS) into the Project implement or incorporate said system into the Project or its Work, Trade Contractor shall indemnify, defend and hold Contractor harmless from any loss, damage, costs or expenses related in any way 6om Trade Contractor's use, installation, implementation or incorporation of said system into the Project or its Work.

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2.7           For purposes hereof, the Project is the total construction of which the Work may be the whole or part.

SECTION 3: CHANGE ORDERS

3.1           Contractor hereby reserves its right to require changes in, deviations from, additions to, and omissions from the Work herein contracted, and the Contract Price shall be adjusted accordingly. Before proceeding with any change, deviation additions or omission, the Trade Contractor shall fmt obtain written authorization from the Contractor, which authorization will state the amount by which the Contract Price will be adjusted, if any. In the event any changes are made in said Work, neither cost nor credit shall be allowed Trade Contractor on the Contract Price unless the additional costs or credit are mutually agreed upon in writing by Contractor and Trade Contractor prior to the commencement by Trade Contractor of work on such changes.

SECTION 4: CONTRACT PRICE; MEASUREMENT AND PAYMENT TERMS

4.1           In consideration for the full and faithful performance of the Work, Contractor agrees to pay Trade Contractor the sum set forth in the payment schedule attached hereto as Addendum "A-1" (hereinafter "Contract Price") in accordance therewith. Said sums shall be paid in current funds, subject to additions and deductions for changes as set forth herein.

4.2           Payments shall be made in compliance with A.R.S. § 32-1129. It is understood and agreed that the Contract Price shall not be increased or decreased except in accordance with the provisions of this Agreement, and excepting those increases in the Contract Price made pursuant to the provisions of this Agreement, Trade Contractor shall be liable for and indemnify, defend and hold Contractor free and harmless from all other increases in the cost of the Work to be performed by Trade Contractor.

4.3           In order to receive payment, Trade Contractor shall submit to the Contractor's office on or before the date designated by Contractor, an invoice, covering the value of the Work completed to the satisfaction of the Contractor during the current pay period. If said invoice is not timely delivered by the Trade Contractor on the form provided or as specified herein payment will be withheld until such time as Trade Contractor submits its executed invoice in compliance with this Agreement.

4.4           At the time of submission for payment of invoices or completed and approved PO'S, the Trade Contractor shall furnish the Contractor with fully executed Conditional Waivers and Releases on Progress Payments, similar to that attached hereto as Attachment B- 1, for itself and fully executed Unconditional Waivers and Releases on Progress Payments, similar to that attached hereto as Attachment B-2, from each of its material suppliers/creditors or sub trades which filed and served Preliminary Twenty-Day Notice, in an amount equal to the payment($ received from Contractor from the immediately preceding payment period.. All payments to Trade Contractor will be by joint check with any party having issued a Preliminary Twenty-Day Notice until or unless Contractor has been provided with Unconditional Waivers and Releases on Final Payment similar to Attachment B- 4.negating any and all Preliminary Twenty-Day Notices issued. .If Unconditional Waivers are not timely received, Contractor may seek reimbursement of the prior payment from Trade Contractor or withhold future payments due Trade Contractor from any source whatsoever, until such time as the Unconditional Waivers are received
4.5           No payment shall be made from Contractor to Trade Contractor until such time as Trade Contractor has submitted to Contractor an executed copy of this Agreement, all certificates of insurances and endorsements required herein, and, if required, a list of all major suppliers and Trade Contractors.

4.6           In addition, Trade Contractor shall also submit to Contractor, if Contractor shall so require, any other documents including, but not limited to, payroll affidavits, invoices, hill, receipts and/or vouchers which verify that all indebtedness for the Labor and Materials used in performance of Work has been fully paid by Trade Contractor.

4.7           Provided that Trade Contractor is not in default under this Agreement, that Trade Contractor has complied with all of the provisions of this Section, and that Contractor approves the invoices and other documents submitted by Trade Contractor, Contractor agrees to pay Trade Contractor the amounts requested in the invoice on the next scheduled payment date.

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4.8           Contractor may decline to approve and certify an invoice or portion thereof for:

(a)           Unsatisfactory
(b)           Defective construction work or materials;
(c)           Disputed work or materials;
(d)           Failure to comply with other material provisions of this Contract Agreement;
(e)           Third party claims filed or reasonable evidence that a claim will be filed;
(f)	Failure of Trade Contractor, or any of its Trade Contractors or suppliers, to make timely payment for labor, equipment or materials;
(g)           Damage to Contractor; and/or
(h)	Reasonable evidence that the construction contract cannot be completed for the unpaid balance of Contract Agreement sum or a reasonable amount of retention.

4.10
Any payment made hereunder prior to total completion of Trade Contractor's Work and acceptance thereof by Contractor shall not be construed as evidence of acceptance of any part of said Work or the quality thereof. All sums received by Trade Contractor from Contractor under this Agreement are received by Trade Contractor in trust for the express use and purpose of paying in full all Labor and Materials furnished to Trade Contractor in the performance of this Agreement. No title to any payment, or any part of it, shall vest in Trade Contractor or be used for any other purpose, until Trade Contractor has fmt paid in full all Labor and Materials furnished as of the date of the invoice to Trade Contractor by all persons who may have supplied Labor and/or Materials used in the Work described herein.

4.11
Trade Contractor shall furnish, if so requested, sworn affidavits listing all sub-Trade Contractors and suppliers from whom Trade Contractor has purchased or will purchase labor or materials to be used in the performance of the Work. In the event any such sub- Trade contractor or supplier files a lien on said property, Trade contractor shall within five (5) days of receipt of notice from Contractor cause the effect of any such lien to be removed from said property and any legal proceedings relating thereto to be dismissed. In the event Trade Contractor shall fail to do so, Contractor may, but does not have the obligation to, take any action it may deem appropriate to cause any lien to be removed and/or action dismissed and the cost thereof, together with reasonable attorney's fees, shall be immediately due and payable to Contractor from Trade Contractor or taken from any and all funds due Trade Contractor from any source whatsoever.

4.12
The terms of payment herein shall not make it incumbent on the Contractor to make payments in an amount that would leave insufficient balance to satisfy all obligations of the Trade Contractor for labor, equipment, materials and otherwise, furnished or to be furnished by it under this Agreement.

4.13
Payment to Trade Contractor constitutes release of claims by Trade Contractor up to and including the period oftime covered by such payment, unless the Contractor is notified of specific exceptions in writing, prior to payment.

In the event of a claim or disputed change order, or as otherwise deemed necessary by Contractor or Omer, Trade Contractor's financial records relating to said claim or disputed change order shall be available to Contractor for audit or review.

4.14           Contractor shall have no obligation or duty to pay any invoice submitted by Trade Contractor to Contractor more than six (6)months after Trade Contractor has substantially completed the Work.

SECTION 5: COMMENCEMENT OF WORK; DEFAULT

5.1
Trade Contractor agrees to keep itself thoroughly informed as to the progress of the job. commence performance under this contract within five (5) days after notification by Contractor, diligently perform the Work without interruption and complete the Work covered by this Agreement according to the schedule established by Contractor.

5.2           The Project and Work schedules shall be kept and adjusted by the Contractor as reasonably necessary as set forth in Addendum A.

5.3
In the event the Trade Contractor fails to comply or becomes disabled from complying with the provisions herein as to the character or time of performance and defaults hereunder and said default is not connected within twenty-four (24j hours after notice by the Contractor Lo the Trade Contractor, the Contractor may terminate his contract and, by contract or otherwise, without prejudice to any other right or remedy, take over and complete the Work at the expense of the Trade Contractor. or without taking over the Work, may furnish the necessary materials and equipment. andior eniploy the labor necessary to remedy the situation at the expense of the Trade Contractor. If the Contractor takes over the workpursuant to this Section. it is specifically agreed that the Contractor may take possession of the premises and all materials, tools and equipment of the Trade Contractor at the site for the purpose of completing the Work covered by this Agreement. In the event the cost to Contractor of completing the Work exceeds the balance due on this contract, Trade Contractor shall pay the difference to the Contractor or the Contractor may obtain the difference from any and all funds due Trade Contractor from any source whatsoever.

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5.4
If the Trade Contractor deems that surfaces or work to which its Work is to be applied or affixed is unsatisfactory or unsuitable to permit actual and proper performance and installation of Trade Contractor work, written notification of said condition shall be given to the Contractor, otherwise no consideration will be given to claims for extra compensation or non-responsibility in connection therewith. Contractor specifically relies on Trade Contractor's skill, knowledge and expertise for all aspects of Trade Contractor's scope of work, including evaluation and acceptance of all prior work completed by other tradesmen necessary to permit Trade Contractor to perform Trade Contractor's scope of work. Any deficiencies, discrepancies or any other conditions that will prevent Trade Contractor from completing Trade Contractor's scope of work in a proper manner shall be immediately communicated to Contractor in writing.

5.5
With particular regards to Section 18.20 of this Agreement, Trade Contractor agrees to provide every item and perform every operation necessary and/or properly incidental to comply with the Contractor's schedule.

SECTION 6: REMEDIES

6.1
Should the Trade Contractor at any time be adjudged bankrupt or become insolvent, refuse or neglect to supply a sufficient number of properly skilled workmen or a sufficient quantity of materials of proper quality, fail in any respect to prosecute the Work covered by hs Agreement with promptness and diligence, or fail in the performance of any of the agreements herein contained or related hereto, the Contractor may at his option withhold payment to the Trade Contractor until there has been compliance with the terms hereof and/or after one (1) business day notice to the Trade Contractor, provide for such labor and materials, and deduct the costs thereof from any funds then due or thereafter to become due to the Trade Contractor, to finish the Work and incase of such termination of this Agreement by said Contractor. said Trade Contractor shall not be entitled to receive any further payment under this Agreement until said Work shall be wholly finished, at which time if the unpaid balance of the amount to be paid under this Agreement exceeds the expenses, including twenty percent (20%) overhead and profit incurred by the Contractor in finishing the Work, such excess may be paid by the Contractor to the Trade Contractor but if such expenses shall exceed such unpaid balance, then the Trade Contractor shall pay the difference to the Contractor or the Contractor may withhold the difference from any and all funds due Trade Contractor from any source whatsoever.

6.2
The expense incurred by the Contractor as herein provided, either for furnishing materials or for finishing the work and any damages incurred by such default shall be chargeable to and paid by said Trade Contractor and the Contractor shall have a lien upon Trade Contractor's materials, tools and appliances and the right to take possession of aforesaid materials, tools and appliances, or any unpaid balance due Trade Contractor for any other work whatsoever lo secure the payment thereof.

6.3
The Trade Contractor will cooperate with the Contractor aiid the Trade Contractors whose work might interface with the Trade Contractor's Work and will participate in the coordination of such interface as required, specifically, noting and advising the Contractor of any interference. The Contractor, however. will not be liable to the Trade Contractor for any delays in schedule work to be performed by the Trade Contractor or any damages arising from such delays.  Trade Contractor and Contractor and Contractor agree that if the Trade Contractor fails to perform within the time specified on the progress schedule in use at the project site that damages will occur to the Contractor but that such damages while capable of calculation are not capable of being specifically known at this time. Therefore, in lieu of proof of such damages, Trade Contractor and Contract agree that a reasonable sum for damages (and not as penalty) is the sum of $250 per calendar day in excess of the time allocated for the Trade Contractors Work and that such shall constitute liquidated damages agreed to Liquidated damages shall not apply if a schedule is not specifically identified and set forth in Addendum A.

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6.4
All rights and remedies of Contractor hereunder are cummulative and in addition to those at law or in equity, and the exercise of any one or more thereof by Contractor shall not be construed is constitute a waiver of any others. A waiver by Cons-actor of any breach or default on the part of the Trade Contractor shall not be construed to constitute a waiver of any other breach. or default on the part of the Trade Contractor.

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SECTION 7: CONTRACTOR'S LICENSE

7.1    Trade Contractor shall be licensed and regulated by the Arizona Registrar of Contractors. Any questions concerning a contractor may be referred to the Registrar.

7.2
Trade Contractor shall maintain its contractor's license as required by law and shall keep itself fully informed of all Federal and State laws, City and County ordinances, codes and regulations which affect those employed on the Project the materials to be used, or the conduct of the work including the Arizona Registrar of Contractor's Minimum Workmanship Standards. Further, Trade Contractor shall complete the work in strict accordance with such laws, ordinances, codes, standards and regulations. If the Contract Documents do not conform with the requirements of the above specified authorities, the requirements of such authorities shall prevail and the work shall be completed by Trade Contractor in conformance with such requirements, and no additional compensation shall be allowed therefore, with the exception that Trade Contractor shall be reimbursed for any additional work resulting from any change in the law, ordinance, code or regulation, (excluding labor union agreements) formed or modified after the date of this Agreement.

Trade Contractor agrees to comply with federal and state immigration and employment verification laws and will indemnify Contractor for any liability arising from any failure by Trade Contractor to comply with applicable laws, including attorney's fees and costs, litigation costs, consequential damages, incidental damages, and lost profits suffered as a result.

SECTION 8: WARRANTY

Trade Contractor warrants its Work against all resulting damages, deficiencies and defects in materials and/or workmanship and agrees to satisfy such warranty obligations for a period of two (2) years from the date of issuance of a Certificate of occupancy from the applicable governmental entity without cost to the Owner or the Contractor. This warranty shall be in addition to all other warranties of the Contractor and any and all obligations imposed by law.

SECTION 9: CORRECTION OF WORK

9.1
Upon written notice from the Contractor at any time prior to completion of the Work or during the warranty period described in Section 8 above, Trade Contractor agrees to repair and replace, at its sole cost and expense, any work or materials which may he defective to the acceptance and satisfaction of Contractor and any damage to propem resulting from Trade Contractor's Work. In addition. during the warranty period and immediately following receipt of w&en notice from Contractor, Trade Contractor shall proceed with those repairs and replacements necessary to avoid further damage or loss of use of the Project premises or any part thereof resulting from the Work performed by Trade Contractor.

9.2           If Trade Contractor shall fail to commence the correction of such damages, defects and/or deficiencies within forty-eight (48) born of receipt of notice from Contractor, Contractor may without further notice provide the labor and materials necessary to correct said damages, defects and/or deficiencies and Contract or may deduct the cost thereof from any payment then or thereafter due Trade Contractor from any source whatsoever. In the event there are not sufficient funds to satisfy such deduction, Trade Contractor shall reimburse Contractor for such cost immediately upon receipt of written demand from Contractor, together with interest thereon at the rate of eighteen percent (1 8%) per annum, until paid.

SECTION 10: DAMAGE TO EQUIPMENT AND MATERIALS

10.1
Trade Contractor shall protect from damage, loss or theft all materials and equipment of others used by it inthe performance of the Work. Any such equipment or materials damaged, lost or stolen shall be replaced at Trade Contractor's sole expense. Trade Contractor shall use reasonable care to protect from damage the equipment, materials and work of Contractor or other Trade Contractors and shall repair or replace upon demand any such equipment, material or work damaged by the negligence or willful misconduct of Trade Contractor or any agent, employee or Trade Contractor of Trade Contractor. Trade Contractor shall defend, indemnify, and hold harmless Contractor from and against any and all claims, losses, damages, judgments, liabilities, expenses, costs and fees arising out of or relating to the use of materials and equipment of others, including Contractor, by Trade Contractor or any of its employees, agents or independent contractors.

10.2
Should any construction equipment and/or material, regardless of ownership or possession, be involved in an occurrence, it will be the right and duty of the Contractor to collect and store all such equipment or material in a safe and secure place for no more than seven (7) days after which the equipment and/or material will be formally released by the Contractor's claims adjustment personnel representing the Contractors insurer.

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SECTION 11: INDEMNIFICATION
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11.1
Trade Contractor shall with respect to all such work which is covered by or incidental to this Trade Contract Agreement and the Work indemnify, defend and save Contractor and Owner harmless from and against any and all claims, debts, demands, damages (including direct, liquidated. consequential, incidental, or other damages), judgments, awards, losses, liabilities, interest, attorney's fees, costs, and expenses of whatsoever hd or nature at any time arising out of any failure of Trade Contractor to perform any of the terms and conditions of this Contract or which are in any manner directly or indirectly caused or occasioned by, or contributed to, by any act, omission fault or negligence; whether ache or passive, of Trade Contractor or anyone acting under his direction or control, or on his behalf in connection with or incident to work, even though the same may have resulted from the joint, concurring or contributory act, omission or negligence whether active or passive, of Contractor, Owner or any other person, unless the same be caused by the sole negligence or willful misconduct of Contractor, or Contractor's agents, servants or independent contractors who are directly responsible to Contractor. Without limiting the generality of the foregoing, the same shall include injury or death to any person or persons, including agents and employees of Contractor, Owner and Trade Contractor, and damage to any property of Contractor, Owner and Trade Contractor, and shall extend to any similar obligations of Contractor undertaken by it under the General Contract with respect to the Work hereunder. Trade Contractor will on request and at his expense defend any action, suit or proceeding arising hereunder and shall reimburse and pay Contractor for any loss, cost, damage or expense (including legal fees) suffered by it hereunder.

1 1.2
In the event that Trade Contractor shall fiil to pay on demand any amounts claimed to be owed by Trade Contractor to Contractor as a result of the indemnification provisions contained herein, Contractor may setoff the amounts so owed by Trade Contractor against any amounts owed by Contractor to Trade Contractor, from any source whatsoever, whether as progress payments, final payment or otherwise.

11.3
In the event that Trade Contractor shall employ the services of a sub-Trade Contractor, Trade Contractor shall require each sub-Trade Contractor to enter into a written agreement containing provisions similar to those set forth in Sections 8, 11 and 12 in favor of Contractor to the fullest extent permitted by law.

SECTION 12: INSURANCE

12.1	Trade Contractor agrees to secure and maintain, at its own expense, insurance of the types and in the amounts as set forth in the Insurance Addendum attached hereto as Addendum "C.

12.2
By requiring insurance herein, Contractor does not represent that coverage and limits will necessarilly be adequate to protect Trade Contractor and such coverage and limits shall not be deemed as a limitation on Trade Contractor's liability under the indemnities granted to Contractor in this Agreement.

12.3
Trade Contractor shall obtain an endorsement provide that any and all insurance coverage as is afforded under Trade Contractor's Commercial General Liability policy and naming Contractor as an additional insured shall be primary insurance as respects Contractor and that any other insurance maintained by Contractor shall be excess and noii-contributing with the insurance required under this Section and Addendum "C".

12.4           NO ENDORSEMENT LIMITTNG OR EXCLUDING 4 RE()UIRET) COVER4GE IS PERMITTED.
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12.5
In the event that Trade Contractor shall employ the services of a sub-Trade Contractor, Trade Contractor shall require each sub-Trade Contractor to enter into a written agreement contain inp provisions similar to those set forth in this Section and the Insurance Addendum in favor of Contractor including, but not limited to, naming Contractor and Owner as an additional insured on the sub-Trade Contractor's required insurance policies and that sub-Tradecontractor's policy shall be primarily wd Contractor's insurance shall be excess and non-contributing with the insurance required under this Sect& and Addendum "C':..

SECTION 13: PERFORMANCE BOND AND PAYMENT BOND

Contractor shall have the right, but not the obligation, to require Ti-ade Contractor to furnish bonds covering the faithful performance of this Agreement and the payment of all obligations arising hereunder. Any such bond shall be issued by a bonding company acceptable to Contractor and Contractor's insurance and insurance consultants. The premium for bonds shall be included in the Trade Contractor's price for the Work and shall be paid for by Trade Contractor as additional money in Trade Contractor Price.

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SECTION 14: TERMINATION

14.1
In addition to the right of Contractor to terminate this Agreement upon a default by Trade Contractor as provided in Section 5 above, Contractor may terminate this Agreement and take possession of the site and all materials, equipment, tools, construction equipment and machinery owned by Trade Contractor, and may fish the work by whatever method Contractor may deem appropriate, in the event that Trade Contractor shall be adjudged bankrupt, or if Trade Contractor shall make a general assignment for the benefit of its creditors, or if a receiver is appointed by reason of the insolvency of Trade Contractor, or if Trade Contractor shall persistently or repeatedly refuse or fail, except in case for which extension of time is provided by Contractor, to supply enough properly skilled workmen or proper materials, or if Trade Contractor fails to make prompt payments to its sub-Trade Contractors or for materials or labor, or persistently disregards laws, ordinances, rules, regulations or order of any public authority having jurisdiction, or otherwise is guilty of a substantial violation of a provision of this Agreement or any of the Contract Documents. Upon completion of the Work, all tools, equipment and unused materials shall he returned to Trade Contractor.

SECTION 15: INDEPENDENT CONTRACTOR

15.1
Trade Contractor warrants that it is an Independent Contractor within the purview of the Internal Revenue Code, Federal Social Security Act, and any and all other applicable State or Local laws, ordinances, rules and regulations, and is solely responsible for all payroll taxes, deductions, withholdings and contributions required by such laws, ordinances, rules and regulations. Trade Contractor hereby releases and holds Con&actor harmless from any and all claims, demands and losses resulting therefrom.

SECTION 16: DISPUTE RESOLUTION

16.1
Any dispute or claim between Contractor and Trade Contractor shall be subject and resolved pursuant to the Arbitration Addendum attached hereto as Addendum "D and incorporated herein by this reference.

16.2           Trade Contractor hereby waives it right to a jury trial.

16.3
Trade Contractor agrees to participate in good faith in any alternative dispute resolution (ADR) proceedings between a homeowner or homeowners and/or the homeowners' association and Contractor for claims related to the design, construction and/or performance of the development, including individual lots and common areas.
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SECTION 17: STORM WATER COMPLIANCE; DUST CONTROL; ENVIRONMENTAL COMPLIANCE

17.1
Trade Contractor shall comply with Contractor's Storm Water Pollution Prevention Plan ("SWPPP"), all applicable storm water permits ("SW Permits"), and Contractor's Storm Water Compliance Guidelines ("SW Guidelines"). Trade Contractor shall implement the Best Management Practices set forth in the SWPPP for any and all work that it performs on the jobsite. A copy of the SWPPP, Permits, and Guidelines are available at Contractor's construction office. Contractor shall be entitled to recover from Trade Contractor all fines, fees, expenses, and other penalties assessed by any governmental body due to Trade Contractor's violation of the SWPP, Permits, Guidlines or toher obligations herein.

17.2
Trade Contractor shall comply with Maricopa County Dust Control, Air Quality and Track-out regulations and requirements and with Contractor's Environmental Protection Plan ("EPP"), all applicable permits ('ZP Permits"), and Contractor's Environmental Compliance Guidelines ("EP Guidelines"). Trade Contractor shall implement the Best Management Practices set forth in the EPP for any and all work that it performs on the jobsite. A copy of the EPP, Permits, and Guidelines are available at Contractor's construction office Contractor shall be entitled to recover from Trade Contractor all fines, fees, expenses, and other penalties assessed by any governmental body due to Trade Contractor's violation of the EPP, Permits, Guidelines, or other obligations herein.

17.3
Trade Contractor hereby agrees to indemnify, defend, and hold harmless Contractor from and against any and all claims, damages, attorneys' fees, expenses, or liabilities of any type or nature, including without limitation, any and all files or other penalties: civil or criminal, arising out of any violation of Maricopa County Dust Control, Air Quality and Track-out regulations and requirements, the SWPPP, SW Permits, SW Guidelines, EPP, EP Permits, EP Guidelines, or any of Trade Contractor's obligations herein, caused in whole or in part by the wrongful conduct or omissions of Trade Contractor or its agents, or otherwise caused in whole or in part by Trade Contractor's failure to comply with this Section

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17.4
Trade Contractor acknowledges that failure to adhere to the requirements of the SWPPP, SW Permits, SW Guidelines, EPP, EP Permits, or EP Guidelines constitutes a material breach of this Contracf and Contractor may, without prejudice to any other right or remedy, remove Trade Contractor from the jobsite, terminate this Agreement, and retain a separate trade contractor to complete Trade Contractor's obligations under this Agreement ("the Completion Trade Contractor"). In the event of termination under this Sectios Trade Contractor shall not be entitled to receive any iiuther compensation or payment unless and until Trade Contractor's Work is completed by the Completion Trade Contractor.

SECTION 18: SAFETY

18.1
Trade Contractor shall take all reasonable safety precautions with respect to the Work, shall coinply with all safety measures initiated by Contractor and with all applicable safety Laws, including the Occupational Safety and Health Act of 1970 and the Construction Safety Act of 1969.

18.2
Trade Contractor shall provide a written report to Contractor of any injuty at the job site to any of Trade Contractor's employees, Trade Contractor's Subcontractors or the general public within twenty-four (24) hours of such injury.

18.3
Trade Contractor shall be responsible for initiating, maintaining and supervising all of Trade Contractor's in connection with the performance of the Work The Trade Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

 a)           employees on the Project and other persons who may be affected thereby;
 b)           the Work and materials and equipment to he incorporated therein; and
 c)           other property at the site or adjacent thereto.

18.4
Trade Contractor shall indemnify, defend and hold harmless Contractor and the other Indemnified Parties (defined below) for, from and against claims and losses by fines, penalties or corrective measures resulting from acts or omissions by Trade Contractor (or Trade Contractors Subcontractors) or with respect to violation of safety requirements of this Agreement.

18.5
Trade Contractor contractually has primary responsibility for the safety of its work as it relates to its own employees and other persons. Trade Contractor has the contractual duty to comply with OSHA and all other federal and state regulations for the safety of its employees. Contractor retains the authority and power to make safety recommendations during the progress of the work; however, Trade Contractor is still responsible. If the contract is breached because of Trade Contractor's failure to comply with the foregoing safety laws or regulations, Contractor may terminate the contract.

18.6
If it is observed by Contractor that Trade Contractor is not operating in accordance with the proper safety practices then the Contractor's designated representative has the right to suggest they make any and all changes deemed necessary osdel- to comply, lf the Trade Contractor doe not comply C8ntractnl-rese~es the list to notify OSHA. Documentation will be kept in the Trade Contractor's file.

18.7
In the event Contractor's representative recognizes imminent danger to life or limb the Contractor's representative has the authority to direct Trade Contractor to immediately clear the area of all workers until the situation has been made safe. *

SECTIOE 19: MISCELLANEOUS PROVISIONS

19.1
Trade Contractor acknowledges that it has visited and inspected the Project site and all conditions which could affect the Work as well as reviewed and/or had the opportunity to review all Contract Documents. Any failure of the Trade Contractor to reasonablv ascertain the general and local conditions wluch could affect its Work will not relieve the Trade Contractor from its responsibility to properly complete the Work without additional expense to the Contractor.

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19.2
Trade Contractor shall provide all required first aid and safety equipment including, but not limited to, hard hats, safety glasses, ear protection, eye protection, fall protection, shoring and confiied space requirements for its employees and operations. Trade Contractor shall immediately stop work and notify Contractor of any condition it deems unsafe.

19.3	Trade Contractor shall attend all meetings scheduled by Contractor, including but not limited to, preconstruction meetings, coordination meetings, weekly progress meetings, and safety meetings.
19.4
Trade Contractor shall keep the premises and all adjoining areas and drives clean and shall daily remove to a designated trash area all waste material connected with his Work and shall, upon request of Contractor, proceed immediately to remove said material from job site.

19.5	Trade Contractor shall not assign his rights under this Agreement without prior vaitten consent of the Contractor.
19.6
If required by Contractor, Trade Contractor will furnish Contractor at Trade Contractor's cost and prior to final payment by Contractor, complete as-built drawings to include all details requested by Contractor.

19.7
Trade Contractor acknowledges his obligation to comply with all applicable Federal, State and Local Acts and Regulations, and, without limiting th~s obligation, and in addition to all other indemnities provided for in this Agreement, Trade Contractor agrees to comply with all requirements of the Occupational Safety and Health Act of 1970 and to save harmless, defend and indemnify Contractor Gom and against any and all liability imposed on the Contractor for violations of said act arising out of the Work covered by this Agreement.

19.8
Trade Contractor's obligations hereunder including any warranties and indemnity obligations shall survive completion of the Work and final payment and acceptance of the Work and will be enforceable by Contractor and/or Owner after completion and final payment.

19.9	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, representatives, successors and assigns.
19.10
Written notices shall be deemed to have been duly served if delivered in person to the party for whom it was intended, or if delivered at or sent by registered or certified mail to the last business address know to the patty giving the notice, or by any other method which can provide written confirmation of delivery.

19.11
No action or failure to act by Contractor shall constitute a waiver of any right hereunder, nor shall any act or failure to act by Contractor constitute an approval or an acquiescence in a breach by Trade Contractor hereunder, except as may be specifically agreed in writing.

19.12
No strike, picketing or labor dispute of any kind involving Contractor, Trade Contractor or other contractors, Trade Contractors or suppliers shall excuse the nonperformance of any duty of Trade Contractor set forth herein.

19.13
The Trade Contractor shall furnish promptly all samples, lists, drawings, cuts, schedules, etc., required in connection with its Work, but review of same does not relieve him of his responsibility of complying with the requirements of the drawings and specifications. All transportation costs on samples and drawings furnished by the Trade Contractor shall be paid by him All submittals required by the Contract documents will be made immediately upon request by Contractor.

19.14
The Trade Contractor shall furnish all guarantees, bonds, operating instructions: etc., as required by the specifications. Trade Contractor is not entitled to submit the formal billing until these items are received by Contractor and approved by the Architect.

Exhobot 10.8 - Page - 9

19.15 Trade Contractor warrants that it is in full compliance with the terms and provisions of OSHA Regulation 1926.59. As evidence thereof, Trade Contractor shall complete and return to Contractor the OSHA Regulations and MSDS Warranty attached hereto as Addendum "E" and incorporated herein by reference.

19.16 Trade Contractor shall complete and return to Contractor the Request for Taxpayer Identification Number and Certification attached hereto as Addendum "F" and incorporated herein by reference.

19.17 The Trade Contractor agrees to cooperate to the fullest extent with Contractor's Superintendent in charge, and further agrees to immediately remove any workers that are not satisfactory to Contractor. Trade Contractor further agrees to have a qualified, English-speaking superintendent or representative knowledgeable and familiar with the Work on site during the duration of the Work.

19.18 Trade Contractor shall not be on site except during standard working hours which will be set pursuant to city ordinance and community requirements.

19.19 Trade Contractor agrees to pay actual attorney's fees and all other costs and expenses which may be incurred by Contractor in enforcing Trade Contractor's obligations under this Agreement. In the event of any arbitration or litigation between Contractor and Trade Contractor concerning obligations under this Agreement, the successful party shall be entitled to recover all costs and disbursements allowed by law and additional sums including, but not limited to, attorney's fees as the arbitrators may adjudge reasonable.

19.20 The Trade Contractor shall hold and save the Contractor and Owner harmless from any liability including costs and expenses, for or on account of any patents or unpatented invention, article or appliance manufactured or used in the performance of this Contract, including their use by the Owner.

19.21 Trade Contractor understands and agrees that time is of the essence of this Agreement and any breach of same shall go to the essence thereof, and Trade Contractor, in agreeing to complete the work in the time herein above mentioned, has taken into consideration and made allowances for all the hindrances and delays incidental to its work.

19.22 This Agreement constitutes the entire understanding of the parties and supersedes any prior proposal, agreement or understanding.

19.23 This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

CONTRACTOR:	**TRADE CONTRACTOR:**
MARK HANCOCK DEVELOPMENT CORPORATION	**Flynns Floor Covering, Inc**
By: [signature]	By: Steve Miller
Name: [signature]	Name: [signature]
Its: Dir. of Procurement	Its: GM
Date: 12/12/07	Date: 12/12/07
License No.:	License No.

Page 10 of 26

Exhobot 10.8 - Page - 10

LIST OF ADDENDUM AND EXHIBITS

- ADDENDUM "A-1" - BASE CONTRACT AND OPTION PRICING
- ADDENDUM "A-2" - BILLING PROCEDURES
- ADDENDUM "B-1" - CONDITIONAL WAIVER AND RELEASE ON PROGRESS PAYMENT
- ADDENDUM "B-2" - UNCONDITIONAL WAIVER AND RELEASE ON PROGRESS PAYMENT
- ADDENDUM "B-3" - CONDITIONAL WAIVER AND RELEASE FINAL PAYMENT
- ADDENDUM "B-4" - UNCONDITIONAL WAIVER AND RELEASE ON FINAL PAYMENT
- ADDENDUM "C" - INSURANCE REQUIREMENTS
- ADDENDUM "D" - ARBITRATION ADDENDUM
- ADDENDUM "E" - O.S.H.A. REGULATIONS AND MSDS
- ADDENDUM "F" - REQUEST FOR TAXPAYER IDENTIFICATION NUMBER
- EXHIBIT "1" - STANDARD FINISHES
- EXHIBIT "2" - SCOPE OF WORK

Page 11 of 26

Exhobot 10.8 - Page - 11

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

Trade:Flynns Flooring		Community:Harmony	
Option Number	Item Description	Assembly Description	Unit Price
451100001	(Flooring-Carpet-Labor) Base Plan 4511	0	800
451127840	(Flooring-Carpet-Labor) Media Niche at Great Room	Delete (2) 1650FX windows and add Media Niche.	12
451200001	(Flooring-Carpet-Labor) Base Plan 4512	0	948
451220485	(Flooring-Carpet-Labor) Master Bedroom Extension	Extend Master Bedroom by 2'.	12
451227841	(Flooring-Carpet-Labor) Media Niche 2 at Great Rm	Delete 7050XOX window and add Media Niche 2.	12
451227842	(Flooring-Carpet-Labor) Media Niche 3 at Great Rm	Delete 7050XOX window and add Media Niche 3 (Triple).	12
451300001	(Flooring-Carpet-Labor) Base Plan 4513	0	1224
451320420	(Flooring-Carpet-Labor) Bedroom 4/Bath 4	Add bedroom w/2 closets and full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Add 2668 door to bedroom and 2468 doors to closets and bath. Revise windows, electrical and HVAC.	218
451320450	(Flooring-Carpet-Labor) BR6/Bath 3 ILO Den/Powder	Deletes Powder Room and adds bedroom w/WIC and full bath with cultured marble surrounds, med cab, towel bar and standard bath fixtures. Adds linen closet with face frame, 2668 door to bedroom and 2468 doors to closet and bath.	0.01
451320485	(Flooring-Carpet-Labor) Master Bedroom Extension	Extend Master Bedroom by 2'.	12
451323300	(Flooring-Carpet-Labor) Wine Storage at Dining Room	Under Stairs, add Storage Room with decorative full height wrought iron gate in arched opening. Add 80 bottle 40" x 76" wine rack, standard carpet, can light and switch.	16
451327403	(Flooring-Carpet-Labor) Great Rm Fireplace/Niche4	Relocate Master Bath Niche. Add (2) Media Niches and direct vent fireplace w/log kit, tile surround and flat hearth. Flash and finish. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of future fan kit. TILE MATERIAL PURCHASED SEPARATELY.	0.01

Initial: SM

Page 12.1 of 12.6

Exhobot 10.8 - Page - 12

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

451327404	(Flooring-Carpet-Labor) Great Rm Fireplace/Niche5	Add Media Niche and direct vent fireplace w/log kit, tile surround and flat hearth. Flash and finish. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of future fan kit. TILE MATERIAL PURCHASED SEPARATELY.	0.01
451327843	(Flooring-Carpet-Labor) Media Niche 1 at Great Rm	Relocate Master Bath Niche and add Niche 1 at Great Room.	12
451327844	(Flooring-Carpet-Labor) Media Niche 2 at Great Rm	0	12
451400001	(Flooring-Carpet-Labor) Base Plan 4514	0	1516
451420422	(Flooring-Carpet-Labor) BR4/Bath 3 ILO Den/Powder	Deletes Powder Room and adds bedroom and closet w/5068 bipass doors, bath w/full shower, enclosure, cultured marble surrounds, med cab, towel bar and standard bath fixtures. Adds 2668 door to bedroom and 2468 to bath.	12
451420432	(Flooring-Carpet-Labor) Bedroom 5	Add bedroom over garage w/closet, 6068 bipass doors and 2668 door to bedroom. Revise windows and electrical and increase A/C tonnage. NOT AVAILABLE WITH BONUS ROOM.	120
451420435	(Flooring-Carpet-Labor) Bedroom 5/Bath 4	Over garage, add bedroom w/WIC and full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Add 2668 door to bedroom and 2468 doors to closet and bath. Revise windows and electrical and increase A/C tonnage. NOT AVAILABLE WITH	92
451422440	(Flooring-Carpet-Labor) Bonus Room over Garage	Relocate (2) 2040 windows, add 6050XOX. Increase A/C tonnage.	120
451423005	(Flooring-Carpet-Labor) Storage ILO Linen Closet	Delete linen closet and add room under stairs with drywall interior, can light and switch. NOT AVAILABLE WITH BEDROOM 4 OPTION.	-12
451427845	(Flooring-Carpet-Labor) Media Niche at Great Room	0	15
451100001	(Flooring - Ceramic Tile Labor) Base Plan 4511	0	883.2

Initial: [signature]

Page 12.2 of 12.6

Exhobot 10.8 - Page - 13

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

451127401	(Flooring - Ceramic Tile Labor) Great Rm Fireplace/Niche	Delete (2) 1650FX windows and add Media Niche and direct vent fireplace w/log kit, tile surround and flat hearth. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of future fan kit. TILE MATERIAL PURCHASED SEPARATELY.		150
451161006	(Flooring - Ceramic Tile Labor) Tile Dry off Area and Shower Seat	At Master Shower. MUST PURCHASE TILE MATERIAL SEPARATELY. MUST PURCHASE TILE MASTER BATH OPTION.		375
451200001	(Flooring - Ceramic Tile Labor) Base Plan 4512		0	998.4
451227401	(Flooring - Ceramic Tile Labor) Great Rm Fireplace/Niche	Delete (2) 1650FX windows and add Media Niche and direct vent fireplace w/log kit, tile surround and flat hearth. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of future fan kit. TILE MATERIAL PURCHASED SEPARATELY.		150
451227402	(Flooring - Ceramic Tile Labor) Great Room Fireplace	Revise Master Shower Dryoff area and add direct vent fireplace with log kit, tile surround and flat hearth. Flash and finish. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of future fan kit. TILE MATERIAL PURCHASED SEPARATELY.		150
451227430	(Flooring - Ceramic Tile Labor) Dining Room Fireplace	Delete 7050XOX and add (2) 1650FX windows, direct vent fireplace w/log kit, tile surround and flat hearth. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of future fan kit. TILE MATERIAL PURCHASED SEPARATELY.		150
451261006	(Flooring - Ceramic Tile Labor) Tile Dry off Area and Shower Seat	At Master Shower. MUST PURCHASE TILE MATERIAL SEPARATELY. MUST PURCHASE TILE MASTER BATH OPTION.		375
451300001	(Flooring - Ceramic Tile Labor) Base Plan 4513		0	1132.9

Initial: [handwritten initials]

Page 12.3 of 12.6

Exhobot 10.8 - Page - 14

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

451320420	(Flooring - Ceramic Tile Labor) Bedroom 4/Bath 4	Add bedroom w/2 closets and full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Add 2668 door to bedroom and 2468 doors to closets and bath. Revise windows, electrical and HVAC.	149.4
451327403	(Flooring - Ceramic Tile Labor) Great Rm Fireplace/Niche4	Relocate Master Bath Niche. Add (2) Media Niches and direct vent fireplace w/log kit, tile surround and flat hearth. Flash and finish. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of future fan kit. TILE MATERIAL PURCHASED SEPARATELY.	150
451327404	(Flooring - Ceramic Tile Labor) Great Rm Fireplace/Niche5	Add Media Niche and direct vent fireplace w/log kit, tile surround and flat hearth. Flash and finish. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of future fan kit. TILE MATERIAL PURCHASED SEPARATELY.	150
451361005	(Flooring - Ceramic Tile Labor) Tile Seat at Master Shower	MUST PURCHASE TILE MATERIAL SEPARATELY. MUST PURCHASE TILE MASTER BATH OPTION.	375
451400001	(Flooring - Ceramic Tile Labor) Base Plan 4514	0	1063.4
451420435	(Flooring - Ceramic Tile Labor) Bedroom 5/Bath 4	Over garage, add bedroom w/WIC and full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Add 2668 door to bedroom and 2468 doors to closet and bath. Revise windows and electrical and increase A/C tonnage. NOT AVAILABLE WITH	158.6
451427405	(Flooring - Ceramic Tile Labor) Great Rm Fireplace/Niche	Media Niche and direct vent fireplace w/log kit, tile surround and flat hearth. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of future fan kit. TILE MATERIAL PURCHASED SEPARATELY.	150

Initial: GM

Page 12.4 of 12.6

Exhobot 10.8 - Page - 15

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

999976100	(Flooring - Ceramic Tile Labor) Precast Fireplace Surround - Paint Gra	Sierra Concrete Design. Choice of: Cannes I, St. Regis, Mission or Provence ILO tile surround. PLEASE SPECIFY STYLE. MUST PURCHASE OPTIONAL FIREPLACE.		-150
999976110	(Flooring - Ceramic Tile Labor) Precast Fireplace Surround - Natural	Choice of: Cannes I, St. Regis, Mission or Provence styles in Natural, Limestone, Sandstone or Carmel finishes ILO tile surround. PLEASE SPECIFY STYLE AND FINISH. MUST PURCHASE OPTIONAL FIREPLACE.		-150
999976120	(Flooring - Ceramic Tile Labor) Precast Fireplace Surround - Biltmore	Sierra Concrete Design Biltmore 44 Paint Grade ILO tile surround. MUST PURCHASE OPTIONAL FIREPLACE.		-150
999976130	(Flooring - Ceramic Tile Labor) Precast Fireplace Surround-Biltmore Na	Sierra Concrete Design Biltmore 44 Natural in Limestone, Sandstone or Carmel finishes ILO tile surround. PLEASE SPECIFY FINISH. MUST PURCHASE OPTIONAL FIREPLACE.		-150
999976500	(Flooring - Ceramic Tile Labor) Fireplace Surround - Stone w/Wood Mant	Stone Veneer surround with Worthington 8" deep x 4" high wood mantle, stained Mocha or Cashmere ILO tile surround. PLEASE SPECIFY STAIN. MUST PURCHASE OPTIONAL FIREPLACE.		-150

Initial: [handwritten initials]

Page 12.5 of 12.6

Exhobot 10.8 - Page - 16

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

Accepted:	Flynn's Floor Covering		
By:	[signature]		Date: 12/12/07
Printed Name:	Steve Miller		
Title:	GM		
Address:	4738 E Ingram		
	Mesa 85205		
Phone:	480-464-9000		
Fax:	480-464-2184		
Accepted:	Mark Hancock Development		
By:	[signature]		Date: 12/12/07
Printed Name:	Aaron Shrock		
Title:	Director of Procurement		
Address:	6607 N. Scottsdale Road, Suite H100		
	Scottsdale, AZ 85250		
Phone:	(480) 367-4300		
Fax:	(480) 367-4354		

Initial: SM

Page 12.6 of 12.6

Exhobot 10.8 - Page - 17

ADDENDUM "C"

INSURANCE REQUIREMENTS

Trade Contractor agrees to secure and maintain, during performance of said work and at its own expense, insurances of the types and in the amounts described below:

1. Worker's Compensation insurance as required by the laws of the state in which the work site is located, from an insurance carrier rated A- VII or better by A.M. Best, with minimum Employer's Liability and occupational disease limits of One Million Dollars ($1,000,000.00) Each Accident, One Million Dollars ($1,000,000.00) Disease-Policy Limit, One Million Dollars ($1,000,000.00) Disease-Each Employee to cover all employees engaged in such work.

   Waiver of Subrogation against Mark Hancock Development Corporation and Camelot Homes, Inc. and their respective directors, officers, partners, members, managers, employees and agents.

2. Commercial Automobile Liability insurance for all owned, non-owned, and hired vehicles from an insurance carrier rated A- VII or better by A.M. Best, with limits of not less than One Million Dollars ($1,000,000.00) bodily injury and property damage per occurrence on a combined single limit basis.

   Owner, Contractor (Mark Hancock Development Corp.), and Seller (Camelot Homes, Inc.), and their respective parent and subsidiary entities and all of their respective directors, officers, partners, members, managers, employees and agents shall be included as an additional insured under the Trade Contractor's Auto Liability Policy.

   Waiver of Subrogation against Mark Hancock Development Corporation and Camelot Homes, Inc. and their respective directors, officers, partners, members, managers, employees and agents.

3. Commercial General Liability (CGL) coverage from an insurance carrier rated A- VII or better by A.M. Best with limits of not less than One Million Dollars ($1,000,000.00) combined single limit each occurrence; Two Million Dollars ($2,000,000.00) general aggregate; Two Million Dollars ($2,000,000.00) products/completed operations aggregate.

   (a) CGL Insurance shall be written on ISO occurrence form CG 00 01 10 93 (or a substitute providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract) and this Subcontract including, but not limited to, any indemnity provisions.

Page 18 of 26

Exhobot 10.8 - Page - 18

Exhobot 10.8 - Page - 19

day prior notice of cancellation to Contractor in event of cancellation or reduction in coverage (10 days for notice of non-payment of premium). In the event the coverage evidenced by such Certificate is canceled or reduced, Trade Contractor shall procure and furnish to the Contractor before the effective date of such cancellation, new endorsements and Certificates of Insurance conforming to the above requirements.

9. All insurance policies, endorsements and Certificates of Insurance shall be in a form, and must be issued by an insurance company with a rating of A- VII or greater and authorized to write insurance policies in the State of Arizona.

10. This insurance shall not be invalidated should the named insured waive in writing, prior to a loss, any right of recovery against any party for loss occurring to the property described.

12. In the event that Trade Contractor shall employ the services of a subcontractor, Trade Contractor shall require each subcontractor to enter into a written contract containing provisions similar to those set forth in this Addendum1 in favor of Contractor.

CONTRACTOR
MARK HANCOCK DEVELOPMENT CORP.

By: [signature]

Name: [signature]
(Signature)

Its: D. of P.

Date: 12/12/07

TRADE CONTRACTOR
Flynn's Floor Covering, Inc

By: Steve Miller

Name: [signature]
(Signature)

Its: GM

Date: 12/12/07

Page 20 of 26

Exhobot 10.8 - Page - 20

ADDENDUM "D"

ARBITRATION ADDENDUM

TRADE CONTRACTOR: **Flynn's Floor Covering, Inc**
DATE OF AGREEMENT: _____
SUBDIVISION: _____

This Arbitration Addendum sets forth how the parties will resolve disputes that arise before and after the close of escrow of the related property to a homebuyer.

If the parties cannot resolve any Dispute that arises before the close of escrow, the parties agree to resolve the Dispute by arbitration in Maricopa County, Arizona. A "Dispute" includes any action, claim, or controversy of any kind, whether based upon contract, tort, statutory or common law, equity, or otherwise, that in any way pertains to the Contract to which this Addendum is attached, any Work performed pursuant to this Agreement or any related agreements, papers, documents, or instruments (the "Agreements").

This arbitration shall be governed by a three (3) arbitrator panel.

Each party shall, in good faith, appoint an arbitrator within ten (10) days after receipt of a written demand for arbitration. Those two preferred arbitrators will then meet, confer, and appoint a separate individual to serve as the third arbitrator. Any arbitrator appointed shall be either a former judge of the Superior Court or higher court in Arizona, or a practicing attorney with at least 10 years experience in real estate law in the State of Arizona. The fees of the arbitrators (including administrative fees, costs, and arbitrator compensation) shall initially be paid and shared equally (1/2 and 1/2) between the parties, but the prevailing party shall be awarded its share of the arbitrators' fees against the other party. The arbitrators shall conduct all proceedings according to Arizona's version of the Uniform Arbitration Act (the "Act") and rules generally accepted in the industry, to the extent such rules are not inconsistent with the Act or the provisions of this Addendum. The Uniform Rules of Procedure for Arbitration shall not apply.

The parties may conduct discovery upon mutual consent or after motion to, and by order of, the arbitrators. At a minimum, each party shall prepare disclosure statements, setting forth the legal theories and factual bases for each claim or defense, listing all witnesses and exhibits, and providing a computation and the measure of damage alleged by the disclosing party. Each disclosure statement shall be made in writing, under oath, signed by the party making the disclosure, and delivered to the other party. All disclosure statements shall be exchanged, and all discovery completed, at least 15 days prior to the arbitiration hearing. Before any arbitration takes place, the parties agree that upon the request of either party, they will háve the arbitrators conduct a "preliminary" hearing (i.e., a separate proceeding prior to the actual arbitration), at which evidence and testimony may be presented and legal briefs may be submitted, including briefs setting forth the applicable statutory or common law methods of measuring damages pertaining to the Dispute. The arbitrators may grant summary judgment if they determine no issue of fact exists as to a claim.

To the extent not decided by summary judgment, the Dispute shall be heard within 60 days after the parties select the arbitrators. The arbitrators shall render their decision in writing, specifying the factual and legal basis for the decision, within thirty (30) days after the conclusion of the arbitration hearing. Upon stipulation of the parties, or upon a showing of good cause by either party, the arbitrators may lengthen or

Page 21 of 26

Exhobot 10.8 - Page - 21

shorten the time periods set forth herein for completing discovery, conducting the hearing, or rendering a decision. The arbitrators shall resolve all Disputes in accordance with the applicable substantive law and shall award attorneys' fees and costs (including arbitration fees) to the prevailing party. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this Arbitration Addendum. Except as provided below, the decision of the arbitrators shall be final and binding upon all parties. Judgment to enforce the arbitrators' decision, whether for legal or equitable relief, may be entered in the Superior Court of Maricopa County, Arizona, and the parties hereto expressly and irrevocably consent to the jurisdiction of such Court for such purpose. For purposes of this Agreement and Arbitration Addendum, a complaining party is considered the prevailing party should complainant recover seventy-five percent (75%) or more of the amount in damages claimed, exclusive of any attorneys' fees and arbitration costs that may be awarded as provided for in this Addendum. Responding party shall be considered the prevailing party should the complaining party be awarded less than seventy-five percent (75%) of complainant's claimed damages.

In addition to and notwithstanding the above paragraph, if any party makes a written offer to resolve or settle the matter 15 or more calendar days before any scheduled arbitration, and offering party receives an arbitration award that is as or more favorable to offeror as the offer, the offering party shall be considered the prevailing party for purposes of this Addendum

The decision of the arbitrators shall be final, binding, conclusive, and non-appealable, except in the following instance: if the arbitrators fail or are alleged to have failed to properly apply the applicable law to the facts of the Dispute, a party may appeal the legal (but not the factual) aspects of the decision to a 3-member panel of arbitrators. The appealing party shall pay all fees and costs of such panel. If the appealing party does not prevail, it will pay the other party's attorneys' fees and costs incurred in responding to the appeal. No provision of, nor the exercise of any rights under, this Arbitration Addendum shall limit the right of any party to exercise its legal self-help remedies or obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time, except to the extent such action is contrary to a final award or decision in any arbitration proceeding.

The provisions of this Arbitration Addendum, whether the Dispute arises before or after close of escrow, shall survive any termination, amendment, or expiration of the Agreements. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties, or as required by applicable law or regulation.

BY SIGNING BELOW, TRADE CONTRACTOR ACKNOWLEDGES THAT IT IS GIVING UP ITS RIGHT TO A JURY TRIAL IN FAVOR OF ARBITRATION.

TRADE CONTRACTOR: **Flynn's Floor Covering, Inc**

By: Steve Miller
Name: Steve Miller
Its: GM
Date: 12/12/07

Page 22 of 26

Exhobot 10.8 - Page - 22

ADDENDUM "E"

OSHA REGULATIONS AND MSDS

The trade contractor warrants that it is in full compliance with the terms and provisions of the STATE OF ARIZONA, OSHA Safety and Health Standards for the Construction Industry (29 CFR Part 1926). All MSDS used by trade contractor shall be maintained and kept in possession at the Contractor's jobsite by the trade contractor and will be available immediately upon request.

Should trade contractor be found liable for a violation of OSHA Regulations, which such violation is directly attributable to the conduct of trade contractor or its agents or employees, trade contractor agrees to indemnify Contractor of and from any such liability, including penalties and reasonable attorney's fees, incurred in connection therewith.

Steve Miller, GM of Flynn's
(Name) *(Title)*

(hereinafter referred to as trade contractor) duly sworn, states on his/her oath as follows:

1. He/She is the GM of trade contractor.
   (Title)

2. That trade contractor maintains a training program as required by OSHA Regulations.

3. That all employees of trade contractor receive such training and understand how to read Material Safety Data Sheet and container labels and follow the necessary precautions when working with hazardous products, including the use of protective equipment and/or apparel.

4. That all employees of trade contractor know where emergency numbers and communications systems are and the location of medical, fire and other emergency supplies on the jobsite.

5. That all employees of trade contractor know who their designated competent person is on the jobsite will be in case of emergency.

6. That trade contractor supplies MSDS training for Contractor and other trade contractor employees if any hazardous materials are used that employees other than the trade contractor may come into contact with.

7. That trade contractor will correct any OSHA violations observed by Contractor the same day a verbal notification is made.

8. That trade contractor will reimburse Contractor for all time and material used by the Contractor to correct the OSHA violation due to same-day non-performance of the trade contractor.

CONTRACTOR:
Mark Hancock Development Corporation

By: [signature]
Name: [signature]
(Signature)
Its: D. of P.

Date: 12/12/07

TRADE CONTRACTOR:
Flynn's Floor Covering, Inc

By: Steve Miller
Name: [signature]
(Signature)
Its: GM

Date: 12/12/07

Page 23 of 26

Exhobot 10.8 - Page - 23